Item 77C DWS Alternative Asset Allocation Plus Fund
Registrant incorporates by reference to its Proxy Statement filed on January 4, 2008 (SEC Accession No. 0001193125-08-001712).
A Special Meeting of Shareholders of DWS Alternative Asset Allocation Plus
Fund of DWS Equity Trust (the "Fund") was held on March 31, 2008, at the offices of Deutsche Asset Management, 345 Park Avenue, New York, NY 10154.
The following matters were voted upon by the shareholders of said Fund (the resulting votes are presented below):
1.	Election of the Board of Trustees of the Fund


Number of Votes:
Trustee
For
Withheld
John W. Ballentine
5,716,267.4134
78,446.9386
Henry P. Becton, Jr.
5,716,267.4134
78,446.9386
Dawn-Marie Driscoll
5,716,267.4134
78,446.9386
Keith R. Fox
5,716,504.4134
78,209.9386
Paul K. Freeman
5,716,504.4134
78,209.9386
Kenneth C. Froewiss
5,716,267.4134
78,446.9386
Richard J. Herring
5,716,267.4134
78,446.9386
William McClayton
5,716,267.4134
78,446.9386
Rebecca W. Rimel
5,715,192.4134
79,521.9386
Axel Schwarzer
5,716,267.4134
78,446.9386
William N. Searcy, Jr.
5,716,267.4134
78,446.9386
Jean Gleason Stromberg
5,716,267.4134
78,446.9386
Robert H. Wadsworth
5,716,267.4134
78,446.9386